Exhibit 99.2

MicaSense, Inc.

Financial Statements

As of December 31, 2019 and December 31, 2018

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

MicaSense, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MicaSense, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2020.

Boca Raton, Florida

February 22, 2021

Financial Statements

Balance Sheets

MICASENSE, INC.

BALANCE SHEETS

As of December 31, 2019 and 2018

	2019	2018
Current Assets
Cash and cash equivalents	$548,628	$812,454
Accounts receivable	474,741	120,905
Accounts receivable, related parties	172,661	9,650
Inventories	786,110	322,891
Prepaid expenses	139,705	127,703
Total current assets	2,121,845	1,393,603

Deposits	25,000	25,000
Inventories not expected to be realized in one year	4,995	4,995
Equipment and Furniture, net	105,800	62,194
Total assets	$2,257,640	$1,485,792

Current Liabilities
Accounts payable	$430,851	$791,994
Accounts payable, related parties	30,321	216
Accrued expenses	284,111	179,425
Customer deposits	62,398	117,137
Total current liabilities	807,681	1,088,772

Commitments and Contingencies (Note 8)
Temporary Equity
Preferred stock, no par value; 12,560,000 shares authorized
Series A-1 convertible preferred stock; 6,560,000 shares designated; 6,551,364 shares issued and outstanding (liquidation preference $2,000,000), respectively	1,932,646	1,932,646
Series A-2 convertible preferred stock; 6,000,000 shares designated; 5,425,621 shares issued and outstanding (liquidation preference $7,400,004), respectively	4,903,801	4,903,801
Total Temporary Equity	6,836,447	6,836,447

Stockholders’ Deficit
Common stock, no par value; 35,000,000 shares authorized; 11,064,148 and 8,997,515 shares issued and outstanding, at December 31, 2019 and 2018, respectively	470,802	55,497
Additional paid-in capital	282,531	264,773
Accumulated deficit	(6,139,821)	(6,759,697)
Total stockholders’ deficit	(5,386,488)	(6,439,427)
Total liabilities, temporary and stockholders’ deficit	$2,257,640	$1,485,792

See Footnotes to Financial Statements

Statements of Operations

MICASENSE, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2019 and 2018

	2019	2018
Revenue
Product Income	7,652,657	5,362,956
Product Income, related parties	545,785	12,650
Service & Delivery Income	107,420	103,668
Software Income	32,329	98,944
	$8,338,191	$5,578,218
Cost of Revenue
Product COGS	3,060,282	1,909,580
Product COGS, related parties	204,691	10,704
Service & Delivery COGS	145,167	127,397
Software COGS	87,646	118,911
Raw Part COGS and Inventory Shrinkage	34,583	245,373
	3,532,369	2,411,965
Gross profit	4,805,822	3,166,253
Operating Expenses
Sales and marketing	1,253,115	657,232
Research and development	1,658,789	1,368,533
General and administrative	1,271,936	1,160,515
Total operating expenses	4,183,840	3,186,280
Income (loss) from operations	621,982	(20,027)
Other Income and Expense
Other income	66,853	—
Theft Loss	(64,300)	—
Interest expense	(4,658)	(9,391)
Net income (loss)	$619,877	$(29,418)

See Footnotes to Financial Statements

Statements of Changes in Stockholders’ Deficit

MICASENSE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2019 and 2018

	Common Stock		Additional		Total
	Number		Paid-In	Accumulated	Stockholders’
	of Shares	Amount	Capital	Deficit	Deficit
Balances as of December 31, 2017	8,917,786	50,771	142,339	(6,730,279)	(6,537,169)
Exercise of stock options	20,548	4,726	—	—	4,726
Issuance of stock on vesting of restricted stock awards	59,181	—	—	—	—
Stock-based compensation	—	—	122,434	—	122,434
Net loss	—	—	—	(29,418)	(29,418)
Balances as of December 31, 2018	8,997,515	$55,497	$264,773	$(6,759,697)	$(6,439,427)
Exercise of stock options	317,034	79,686	—	—	79,686
Issuance of stock on vesting of restricted stock awards	393,394	—	—	—	—
Common Stock issued in conjunction with Parrot purchase of employee options, less cost	1,356,205	335,620	—	—	335,620
Stock-based compensation	—	—	17,757	—	17,757
Net income	—	—	—	619,877	619,877
Balances as of December 31, 2019	11,064,148	$470,802	$282,531	$(6,139,821)	$(5,386,488)

See Footnotes to Financial Statements

Statements of Cash Flows

MICASENSE, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash Flows From Operating Activities
Net income (loss)	$619,877	$(29,418)
Adjustments to reconcile net income (loss) to net cash flows from operating activities
Stock-based compensation	17,757	122,434
Depreciation	46,068	42,552
Bad Debts	1,277	—
Changes in operating assets and liabilities
Accounts receivable	(521,729)	(14,456)
Inventories	(463,219)	(39,523)
Prepaid expenses	(8,397)	(18,060)
Accounts payable	(331,039)	177,865
Accrued expenses	104,685	(44,788)
Customer deposits	(54,738)	30,983
Net cash provided by (used in) operating activities	(589,457)	227,588
Cash Flows From Investing Activities
Purchases of equipment and furniture	(89,674)	(19,040)
Net cash used in investing activities	(89,674)	(19,040)
Cash Flows From Financing Activity
Proceeds from exercise of stock options	79,686	4,726
Proceeds from parent option exercise	368,733	—
Exercise transaction costs	(33,113)	—
Net cash provided by financing activities	415,306	4,726
Net change in cash and cash equivalents	(263,825)	213,274
Cash and Cash Equivalents, beginning of year	812,454	599,180
Cash and Cash Equivalents, end of year	$548,629	$812,454
Supplemental Cash Flow Information
Cash paid for interest	$4,611	$9,391

See Footnotes to Financial Statements

Footnotes to Financial Statements

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Note 1 – Description of Business

Nature of Operations

MicaSense, Inc. (“the Company”), headquartered in Seattle, Washington, designs, manufactures, and sells multispectral sensors targeted toward precision agriculture. The Company’s customers are located throughout the world.

Corporate History

The Company’s majority stockholder is Parrot Drones S.A.S. (“Parrot”), a French corporation. A portion of the products sold by the Company are purchased from or sold to Parrot and Parrot’s affiliates (see Note 9). During 2019, an affiliate company, senseFly S.A., completed their integration of one of the Company’s products, resulting in an increase in affiliate company revenue.

Note 2 – Significant Accounting Policies

Basics of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (“US GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates during the year ended December 31, 2019 and 218 include the allowance of doubtful accounts, depreciation and amortization, valuation and classification of inventories, valuation of stock-based compensation, and valuation of deferred tax assets.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Cash & Cash Equivalents

The Company considers highly liquid short-term investments with original maturities from the date of purchase of three months or less to be cash equivalents. The Company held no cash equivalents as of December 31, 2019 or December 31, 2018. The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company regularly has cash and cash equivalent balances in excess of federally insured limits. The Company’s bank balances at times may exceed the FDIC limit. To date, the Company has not experienced any losses on its invested cash. The primary bank account exceeded federally insured limits by $32,131 and $198,616 at December 31, 2019 and 2018 respectively. The secondary bank account exceeded federally insured limits by $106,720 at December 31, 2018, and did not exceed the federally insured limits in 2019.

Accounts Receivable and Credit Policy

Accounts receivable is stated at its net realizable value and consists of amounts due from customers. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not charge interest or require collateral for its receivables.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. The Company determined that no allowance was necessary as of December 31, 2019 and December 31, 2018.

Inventories

Inventories consist of raw materials, work-in-process, and finished goods and are stated at the lower of cost or net realizable value. Cost is computed on a first-in first-out basis. As of December 31, 2018, substantially all of the Company’s products were manufactured by one third-party manufacturing organization. As of December 31, 2019, the Company had a blend of finished goods manufactured by the third-party manufacturing organization and raw materials procured by the Company.

Equipment and Furniture

The Company records equipment and furniture at cost, determines depreciation using the straight-line method over the estimated useful lives of the assets, capitalizes additions and improvements that increase the value or extend the life of an asset, and expenses ordinary repairs and maintenance as incurred. Estimated useful lives range from 3 years for computers and equipment to 5 years for furniture.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Impairment of Long-Lived Assets

The Company assesses the carrying value of its equipment and furniture when indicators of impairment exist and recognizes an impairment loss when the carrying amount of an asset is not recoverable from the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Impairment losses are measured by comparing the carrying amount of a long-lived asset to its fair value.

Revenue Recognition

The Company generates revenue primarily from the sale of sensors, cameras, and related accessories.

The Company recognizes revenue in accordance with ASC 605 when it is realized or realizable and earned which, in general, is when it has persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. Delivery does not occur until the products have been shipped or services have been provided to the customer, risk of loss has transferred to the customer, and, where applicable, a customer acceptance has been obtained. The fee is not considered to be fixed or determinable until all material contingencies related to the sales have been resolved. The Company records revenue in the statements of operations net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions, and net of any discounts, allowances, and returns.

Customer deposits represent customer prepayments and are recognized as revenue when the sale is complete.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments including cash equivalents, accounts receivable, accounts payable, accrued compensation and employee-related benefits and accrued liabilities approximate fair value due to the short-term maturities of these instruments. The Company does not hold any financial instruments with a carrying value materially different from their fair value, based on quoted market prices or rates for the same or similar instruments or internal valuation models.

Fair Value Measurements

We establish the fair value of our assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and observable market data. We do not have any financial instruments with a carrying value materially different from their fair value, based on quoted market prices or rates for the same or similar instruments or internal valuation models.

Warranty Claims

The Company provides a limited warranty on all its manufactured goods for a term of 12 months (1 year) from its sale date. The Company records a liability for potential warranty claims for product malfunctions. The liability is management’s best estimate of potential costs related to future claims. Management has determined the likelihood of future material warranty claims is remote; thus, there is no warranty liability recorded at December 31, 2019 or 2018.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $212,629 and $119,349 for the years ended December 31, 2019 and 2019, respectively, and is included in sales and marketing expense in the statements of operations.

Shipping and Handling

The Company classifies shipping and handling costs for shipping products to customers as cost of revenue in the statements of operations and charges customers for shipping costs which is recorded as revenues. Shipping revenue and costs for the year ending December 31, 2019 were $101,645 and $84,402 respectively. Shipping revenue and costs for the year ending December 31, 2018 were $108,570 and $61,500 respectively.

Research & Development

Costs incurred in research and development activities are generally expensed as incurred and include materials, outside contractor labor, and employee labor. Amounts have been included on the accompanying statements of operations.

	2019	2018
Materials Expenses	$78,727	$114,652
External Contractor Labor	45,793	20,246
Collaborative Agreement	(20,000)	—
Employee Labor	1,554,269	1,233,635
	$1,658,789	$1,368,533

Collaborative Arrangements

Research & Development. The Company had in place during 2019 a research and development collaborative agreement on a potential future product. The agreement was separated into a three phase, time-based approach.

●	Phase 1 (3 months) // Concept Research Stage
●	Phase 2 (6 – 9 months) // Prototyping, Design Optimization, & Validation
●	Phase 3 (3 months) // Final Validation, Certification, & Mass Production

The parties involved in the agreement provided an infusion of cash to the Company in the combined amount of $20,000. These funds are listed as a contra expense against research and development, and are included on the accompanying statements of operations.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income. The Company evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in an income tax return. No liability has been recorded for uncertain tax positions or related interest or penalties at December 31, 2019 or 2018.

Stock-Based Compensation

The Company has a stock-based compensation plan that is more fully described in Note 7. The Company accounts for stock-based compensation at fair value. Stock-based compensation costs are recognized based on their grant date fair value estimated using the Black-Scholes model. Stock-based compensation expense recognized in the statement of operations is based on stock options expected to vest. The result of forfeitures are accounted for when the forfeiture occurs. The Company uses the straight-line method of allocating stock-based compensation cost over the requisite service period of the related award. The expected term of the options was based on the midpoint of the vesting period and option term. The Company estimated the risk-free interest rate for the expected term of the options based on the U.S. Treasury yield curve in effect at the time of grant. The Company’s estimate of expected volatility is based on the estimated volatility of similar entities whose share prices are publicly available. The Company has not paid and does not anticipate paying cash dividends on common stock; therefore, the expected dividend yield is assumed to be zero.

Recently Issued Accounting Pronouncements & Pending Adoption

In May 2016, FASB issued an Accounting Standards Update (“ASU”) establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from contracts with customers (“ASC 606”). The updated revenue standard establishes principles for recognizing revenue and develops a common revenue standard for all industries. Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard requires that entities disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company is still assessing the impact of this standard. Currently, no material impacts are expected. This is based on the understanding that under the updated revenue standard, the recognition of product revenue at the time the product is delivered remains consistent with the Company’s previous revenue policy. The Company is currently planning to implement this standard as of January 1, 2020.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” This standard replaces existing lease guidance for lessees and requires operating leases to be recognized on the balance sheet. Under the new standard, lessees recognize a lease liability for the present value of future lease payments and a corresponding right-to-use asset. The Company is still analyzing the impact of this standard on its financial statements. The Company is currently planning to implement this standard as of January 1, 2021.

In May 2019, FASB issued ASU 2016-13 “Financial Instruments—Credit Losses (Topic 326).” This standard changes the impairment model for most financial assets and replaces the existing incurred loss model with a current expected credit loss (CECL) model. The standard should be applied on a modified retrospective approach. The Company is still analyzing the impact of this standard on its financial statements. The Company currently expects to adopt this guidance as of January 1, 2023.

Note 3 – Concentrations

Credit Risk Concentration

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. These instruments are generally unsecured and uninsured. Credit is extended to customers based upon an evaluation of the customer’s financial condition, order volume, and established payment history; generally collateral is not required.

Accounts Receivable Concentration

At December 31, 2019, two customers accounted for 41% (27% and 14%) of total accounts receivable. At December 31, 2018, three customers accounted for 55% (25%, 15%, and 15%) of total accounts receivable.

	2019	2018
	% of Total	% of Total
	Receivables	Receivables
Customer A	27%
Customer B	14%
Customer C		25%
Customer D		15%
Customer E		15%

Revenue Concentrations

At December 31, 2019 and 2018, the Company did not have any customers who accounted for greater than 10% of the annual revenue.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Geographic Concentration of Sales

The geographic concentration of the Company’s revenue is distributed between three primary regions: Asia Pacific (APAC), Europe, Middle East, and Africa (EMEA), and North America (NORAM).

	2019		2018
	Sales	% of Total Revenues	Sales	% of Total Revenues
APAC	$1,606,195	19%	$1,251,990	22%
EMEA	2,926,543	35%	1,688,500	29%
NORAM	2,720,043	33%	1,829,281	32%
Other	1,085,410	13%	808,447	17%
	$8,338,191	100%	$5,578,218	100%

Vendor Concentration

As of December 31, 2019 and 2018, there was one significant vendor that comprised 62% of supplier purchases in 2019 and 92% of supplier purchases in 2018. This vendor provides manufacturing and production services that cannot be readily replaced.

Note 4 – Inventories

Inventories consist of the following at December 31:

	2019	2018
Finished goods	$225,123	$218,463
Raw materials	560,987	104,428
Current Inventory	$786,110	$322,891
Inventories not expected to be realized in one year	4,995	4,995
Total Inventory	$791,105	$327,886

Note 5 –Equipment and Furniture

Equipment and furniture consist of the following at December 31:

	2019	2018
Computer equipment	$194,607	$116,524
Furniture	$103,663	$92,071
	$298,270	$208,595
Less: accumulated depreciation	$(192,470)	$(146,401)
	$105,800	$62,194

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Depreciation expense was $46,068 and $42,551 for the years ended December 31, 2019 and 2018, respectively. The Company has no leased assets for the years ended December 31 2019 and 2018.

Note 6 – Accounts Receivable

Accounts receivable consists of amounts billed currently due from customers for products that have been delivered. Credit limits are established through a process of reviewing the financial history and stability of each customer. There was no allowance required at December 31, 2019 and 2018. The company recorded direct write-offs in 2019 of $1,277 which was charged to bad debt expense.

Accounts receivable at December 31, 2019 and 2018 are as follows:

	2019	2018
Accounts Receivable	$474,741	$120,905
Accounts Receivable, related parties	172,661	9,650
Allowance	—	—
	$647,402	$130,555

Theft / Loss. A potential customer paid an incorrect deposit in excess of their transaction value by $64,300. The overpayment was refunded by the Company’s finance team and the incorrect deposit was later rejected by the bank. The resulting loss has been recorded as a Theft Loss in the financial statements.

Note 7 - Stockholder Deficit and Temporary Equity

At December 31, 2019 and 2018, the Company had 35,000,000 authorized shares of no-par common stock and 12,560,000 authorized shares of no-par preferred stock, which is designated 6,560,000 as Series A-1 and 6,000,000 as Series A-2.

Preferred Stock and Temporary Equity

All shares of Series A-1 and Series A-2 convertible preferred stock were originally issued to Parrot and, during the periods presented, were owned by Parrot. Pertinent rights, preferences, and privileges of Series A-1 and Series A-2 convertible preferred stock are as follows:

Conversion. Shares of Series A-1 and Series A-2 preferred stock are convertible into shares of common stock at the option of the holder at a ratio equal to the original issue price divided by the applicable conversion price. The original issue price and the conversion prices were the same for Series A-1 and Series A-2 preferred stock at $0.30528 and $1.3639, respectively. In addition, each share of preferred stock will automatically be converted into shares of common stock upon the occurrence of a vote of the holders of a majority of the outstanding shares of preferred stock.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Redemption. Shares of Series A-1 and Series A-2 preferred stock become redeemable upon the occurrence of a vote of the holders of a majority of the outstanding shares of preferred stock any time on or after the fifth anniversary of the original issue date. The original issue date for Shares of Series A-1 and Series A-2 preferred stock was October 30, 2014, and October 5, 2015, respectively. The redemption price per share is equal to the original issue price for Series A-1 and Series A-2 preferred stock, plus all declared but unpaid dividends, and is payable by the Company in three annual installments commencing within 60 days after receipt of the redemption request.

Due to the redemption feature which is contingent only based on the passage of time, the Series A-1 and A-2 preferred shares have been reflected as temporary equity at redemption value as of December 31, 2019 and 2018.

Liquidation. In the event of liquidation, dissolution, or winding up of the Company, preferred stockholders are entitled to preferential payment equal to the amount of the original issue price applicable to the series, plus any dividends declared but unpaid, or the amount per share that would have been payable had all shares of preferred stock been converted into common stock immediately prior to liquidation. The Series A-2 preferred stockholders have liquidation preference over the Series A-1 preferred stockholders. Upon liquidation and payment of the full amount to the preferred stockholders, the remaining assets of the Company are available to be distributed to the holders of common stock, pro rata based on the number of shares held.

Series A Protective Provisions. Preferred stockholders require written consent or an affirmative majority vote of the holders in advance of any liquidation, dissolution, amendment to the Articles of Incorporation or Bylaws, creation or issuance of additional class or series of capital stock, reclassifying or altering or amending any existing securities, purchase or redemption of dividends, creation or authorization of debt security, creation or holding of capital stock, increase or decrease the Board of Directors composition, or transfer (outside the normal course of business ) any intellectual property rights.

Anti-Dilution. The conversion price for preferred stock is subject to adjustment in the event of certain equity transactions such as stock splits, stock dividends, capital reorganizations, and reclassifications.

Dividend Provisions. Preferred stockholders do not have specific dividend rights. In addition, no dividends are to be paid to common stockholders without first or simultaneously paying dividends to preferred stockholders in an amount at least equal to the amount preferred stockholders would receive if all shares of preferred stock were converted to common stock.

Voting Rights. Preferred stockholders have the right to vote as if shares of preferred stock were converted into shares of common stock.

2014 Stock Incentive Plan

Effective October 30, 2014, the Company’s stockholders approved the 2014 Stock Incentive Plan (“the Plan”) and initially reserved 1,871,818 shares of common stock for issuances thereunder. Effective September 29, 2015, the Plan was amended, with stockholder approval, to increase the number of shares of common stock reserved for issuances thereunder to 2,971,818. Under the terms of the Plan, the Board of Directors may grant incentive and nonqualified stock options and restricted stock to employees, directors, and consultants of the Company. The Company generally grants stock options with exercise prices equal to or greater than the fair value of common stock on the date of the grant, as determined by the Board of Directors based on the most recent third-party valuation of the common stock. Awards typically have a contractual term of up to 10 years from the date of grant and vest over specific terms of the awards. Awards that expire or otherwise terminate revert to and again become available for issuance under the Plan.

Common Stock

Exercise of Stock Options. During 2018, 20,548 options were exercised for 20,548 common shares for an aggregate exercise price of $4,726. In 2019, 317,034 options were exercised for 317,034 common shares for an aggregate exercise price of $79,686.

Issuance of Stock on Vesting of Restricted Stock Awards. During December 2018, 59,181 restricted common shares were issued that had vested during 2018 and prior years and was not previously issued. In 2019, 393,394 restricted common shares were issued that had vested during 2019 and prior years and was not previously issued.

Common Stock Issued. During 2019, the Company’s majority shareholder, Parrot Drones S.A.S., subscribed for 1,356,025 shares of Common Stock for a purchase price of $368,732. (See “Call-Put Transaction” disclosure below for additional details.)

Stock Options

A summary of stock option activity during the years ended December 31, 2019 and 2018, is as follows:

			Weighted-Average
	Number of	Weighted-Average	Remaining
	Options	5 Price	Contractual Life
Options outstanding at December 31, 2017	1,931,563	0
Options exercised by employees	(20,548)	0.23
Options forfeited or expired	(190,808)	0.26
Options outstanding at December 31, 2018	1,720,207	0.27	0.2 years
Options exercised by employees	(317,034)	0.25
Options terminated in conjunction with Call Notice	(1,356,205)	0.27
Options forfeited or expired	(46,968)	0.28
Options outstanding at December 31, 2019	—	$—	—
Options exercisable at December 31, 2019	—	$—	—

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

There were no options granted during the years ended December 31, 2019 or 2018. The fair value of stock options granted will be calculated using the Black-Scholes model using the following assumptions.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a bond with a similar term. The Company does not anticipate declaring dividends in the foreseeable future. Volatility is estimated based on the historical share prices of publicly traded companies in similar industries and over the same period as the expected term of the option. The Company uses the “simplified” method for determining the expected term of its “plain vanilla” stock options whereby the average of the contractual life and vesting period of the option is used. The assumptions regarding the expected term of the options and the expected volatility of the stock price are subjective, and these assumptions have a significant effect on the estimated fair value amounts.

Restricted Stock

During prior periods, the Company granted shares of restricted stock to employees under the Plan. Restricted stock was measured at the grant date fair value of common stock on the date of the grant, as determined by the Board of Directors based on the most recent third-party valuation of the common stock. No monetary payment is required from the recipient upon receipt of restricted stock.

The following is a summary of nonvested restricted stock activity for the years ended December 31, 2019 and 2018, and the status of nonvested restricted stock outstanding at December 31, 2019:

		Weighted-Average
	Restricted	Grant Date
	Stock	Fair Value
Non-vested restricted stock at December 31, 2017	152,085	$0.06
Vested	(122,838)	0.06
Cancelled or expired	(19,498)	0.06
Non-vested restricted stock at December 31, 2018	9,749	0.06
Vested	(9,749)	0.06
Cancelled or expired	—	0.06
Non-vested restricted stock at December 31, 2019	—	$0.06

At December 31, 2019 and 2018, there were 0 and 9,749 shares of unvested restricted stock grant awards with unrecognized compensation expense of $0 and $638.

Stock Based Compensation

Stock-based compensation expense related to stock options and restricted stock grants totaled $17,757 and $122,434 for the years ended December 31, 2019 and 2018, respectively. Stock-based compensation expense is included in general and administrative expenses in the statements of operations. At December 31, 2019, unrecognized compensation cost related to nonvested stock options and restricted stock grants amounted to $0.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Call-Put Transaction

In June 2019, Parrot, as the sole holder of the Company’s Series A Preferred Stock, issued a “Call Notice” to exercise its “Investor Call Rights” pursuant to Section 4.2 of the Company’s Shareholder Agreement. The Call Notice was issued to all of the Common Stock Shareholders of the Company and the holders of Incentive Stock Options to purchase Common Stock in order to facilitate Parrot’s purchase of all the Common Stock of the Company. By separate agreement, Parrot waived its rights to exercise its Investor Call Rights solely with respect to 230,881 shares of Common Stock held by Justin McAllister.

The Call-Put price was determined according to the Shareholder Agreement and certified by the Company’s accountants at $0.284881 per share, for each share of Common Stock (the “Call Price”). Due to the relatively high exercise prices on the Options, it was determined that it would create an unreasonable financial hardship on employees to be asked to exercise their options at the Exercise Price in order to sell the common stock issuable thereunder at the Call Price. As a result, Parrot and the Company offered holders of the Company’s Incentive Stock Options to elect either to: (a) exercise their Incentive Stock Options, and, promptly thereafter sell their respective shares of Common Stock to Parrot (the “Exercise Option”) in connection with the Investor Call Rights; or (b) voluntarily terminate and forfeit their Incentive Stock Options in exchange for a one-time payment equal to the gain that each employee option holder would receive under the Exercise Option, subject to ordinary income tax and payroll withholdings (the “Termination Option” and together with the Exercise Option, the “Call-Put Option Plan”). In connection with the Call-Put Option Plan, Parrot issued an “Option Call Notice” to the Company’s Incentive Stock Option holders.

For those option holders that selected the Exercise Option, the Company, upon receipt of the Exercise Notice and Exercise Price, issued to each option holder the shares of Common Stock. Parrot subsequently purchased those shares of Common Stock directly from the Common Stock Shareholders pursuant to individual Stock Purchase Agreements.

For those option holders that selected the Termination Option, the Company cancelled the applicable Stock Option Grants on the books and records of the Company, and agreed to pay the terminating Option holders the gain that each Terminating Option holder would receive under the Exercise Option, subject to ordinary income tax and payroll withholdings (collectively, the “Termination Agreement Payments”).

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

In a separate transaction, Parrot subscribed for shares of Common Stock of the Company (at the Put/Call Price) in order to fund the Company with an amount equal to each Terminating Option holder’s exercise price, together with the Termination Agreement Payments. The Company in turn made Termination Agreement Payments to the employees through ordinary payroll practices. Therefore, there was no net expense to the Company. However, the Company did incur employer payroll taxes of $9,179 and legal fees of approximately $23,933, totaling $33,112 which were offset against the Parrot Common Stock subscription proceeds for a net credit to equity of $335,620.

Note 8 – Commitments & Contingencies

Lease

The Company leases office space in Seattle, WA under a noncancelable operating lease expiring in November 2020. Future minimum rental payments under the lease are as follows for the years ending December 31:

2020	151,756
Remaining on Current Lease	$151,756

Total rent expense was $247,223 and $227,448 during the years ended December 31, 2019 and 2018, respectively.

Purchase Commitment

The Company routinely places orders for manufacturing services. At December 31, 2018, the Company placed orders amounting to $960,362 related to future purchases. At December 31, 2019, the Company had orders placed for $1,316,215.

Note 9 – Related Party Transactions

The following tables summarize the amounts of revenues and purchases, accounts receivable, and accounts payable with affiliates during the years ended December 31, 2019 and 2018:

	Revenues		Purchases		Accounts Receivable		Accounts Payable
Affiliate	2019	2018	2019	2018	2019	2018	2019	2018
Pix4D	$6,667	$3,000	$—	$33,866	$—	$—	$—	$—
senseFly, S.A.	526,301	9,650			172,661	9,650
senseFly Inc.	12,817	—
Parrot Inc.							30,321
Parrot Drones, S.A.								216
	$545,785	$12,650	$—	$33,866	$172,661	$9,650	$30,321	$216

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Retirement Contributions. Employee and employer contributions contributed to the Parrot, Inc. 401(k) plan were $137,835 for the year ending December 31, 2019. No retirement contribution plan existed for the year ending December 31, 2018.

Note 10 – Income Taxes

For the years ended December 31, 2019 and 2018, the Company did not have any taxable income after use of net operating losses; therefore, no income tax liability or expense has been recorded in these financial statements.

The following table reflects the reconciliation of the company’s income tax expense (in thousands):

	At December 31,
	2019	2018
Pre-Tax financial income	$620	$(29)
Federal tax expense computed at the statutory rate	130	(6)
Change in valuation allowance	(135)	(35)
Federal rate change	—	—
Permanent and other differences	5	41
Net tax expense	—	—

The net deferred tax asset at December 31, 2019 and 2018, amounts to $1,335,084 and $1,470,340, respectively, and is primarily composed of tax net operating loss carryforwards. The Company has provided a full valuation allowance against the net deferred tax asset, which decreased by $135,257 during the year ended December 31, 2019, and decreased by $35,352 during the year ended December 31, 2018. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2019 and 2018 are presented below (in thousands):

	At December 31,
	2019	2018
Deferred Tax Assets
Net operating loss carryforwards	$1,214	$1,369
Fixed Assets	(19)	(7)
Deferred Compensation	—	—
Accrued Bonus	21	—
R&D Credits	119	108
	1,335	1,470
Less: Valuation allowance	(1,335)	(1,470)
Net deferred tax asset	—	—

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

At December 31, 2019 and 2018, the Company had approximately $5.6 and $6.3 million of federal net operating loss carryforwards and approximately $430,000 and $473,000 of state net operating loss carryforwards. The net operating loss carryforwards, if not utilized, will expire between 2034 through 2037 for federal and state purposes. At December 31, 2019 and 2018, the Company has tax credit carryforwards of approximately $119,000 and $108,000, which expire between 2034 and 2037.

We file income tax returns in the United States. The tax years that remain subject to examination are 2015 through 2019 in the United States. We also have available NOLs dating from 2015 which, when used, could be subject to examination by taxing authorities. We do not believe there will be any material changes in our unrecognized tax positions over the next twelve months.

Note 11 – Employee Benefit Plans

Retirement Contributions

In mid-2019, the Company elected to participate in the Parrot, Inc. 401(k) Plan and provide employer matching benefits up to 4% of the employees’ gross wages. The funds attributed to this plan as well as the associated administrative fees of $8,174 are included in the Related Parties section (see Note 9 as related parties transactions with Parrot Inc.).

Employee 401(k) Plans The Company has a 401(k) Savings and Retirement Plan (the “401(k) Plan”) to provide for voluntary salary deferral contributions on a pre-tax basis for employees within the United States in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan allows for contributions by the Company. The Company made and expensed matching contributions of $42,616 during the year ended December 31, 2019.

Employee Roth 401(k) Plans The Company has a Roth 401(k) Savings and Retirement Plan (the “Roth 401(k) Plan”) to provide for voluntary salary deferral contributions on a post-tax basis for employees within the United States in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. The Roth 401(k) Plan allows for contributions by the Company. The Company made and expensed matching contributions of $7,264 during the year ended December 31, 2019.

Note 12 – Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be issued, which was February 22, 2021.

Lease Extension

The Company opted to extend its current lease through January 2026. The extension was signed into effect in April 2020 at current market rate with a 3% per year increase, and 2 months abated rent for December 2020 and January 2021.

MicaSense, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

2020	$—
2021	185,745
2022	208,663
2023	214,923
2024	221,370
2025	227,443
2026	18,954
Lease Extension (signed 20 April 2020)	$1,077,098
$1,228,854

Ownership Change

On January 27, 2021, the Company was the target of a stock purchase transaction in which 100% of the Company’s ownership was acquired by AgEagle Aerial Systems, Inc.